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                                                                    EXHIBIT 5.1

                                 June 27, 1997


Greyhound Lines, Inc.
15110 North Dallas Parkway
Suite 600
Dallas, Texas 75248

Ladies and Gentlemen:

        We have acted as counsel to Greyhound Lines, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (No. 333-27367) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 2,400,000 shares (the "Stockholder Shares") of the 8-1/2% Convertible Exchangeable Preferred Stock, par value $.01 per share of the Company (the "Preferred Stock"), by certain holders of the Preferred Stock named in the Prospectus contained in the Registration Statement.

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the Certificate of Designations for the Preferred Stock and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to
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all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Stockholder Shares, when originally issued by the Company, were duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive rights.

        The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                Very truly yours,


                                                /s/ Weil, Gotshal & Manges LLP